MINUTES OF SETTLEMENT AGREEMENT



AMONG:

                  APPLIED COURSEWARE TECHNOLOGY, INC., a company formed pursuant to the laws of the Province of New Brunswick,

                  (hereinafter called "ACT");


                                                               OF THE FIRST PART

                  - and -

                  GERARD COSTELLO, an individual resident in Fredericton, New Brunswick,

                  (hereinafter referred to as "Gerard")

                                                              OF THE SECOND PART

                  -and-

                  FAYE COSTELLO, an individual resident in Fredericton, New Brunswick,


                  (hereinafter referred to as "Faye")

                                                               OF THE THIRD PART

                  JOSEPH COSTELLO, an individual resident in Fredericton, New Brunswick,


                  (hereinafter referred to as "Joseph")

                                                              OF THE FOURTH PART

                  -and-

                  INFOCAST CANADA CORPORATION, a company formed pursuant to the laws of the Province of Ontario


                  (hereinafter referred to as "Infocast Canada")

                                                               OF THE FIFTH PART

                  -and-

                  INFOCAST CORPORATION, a company formed pursuant to the laws of the State of Nevada,

                  (hereinafter referred to as "Infocast U.S.);

                                                               OF THE SIXTH PART

RECITALS

                  WHEREAS ACT and Infocast Canada signed a letter of intent dated February 10, 1999 (the "Letter of Intent") with regard to a proposed transaction by which Infocast Canada would acquire 100% of the issued and outstanding shares of ACT;

                  AND WHEREAS by share purchase agreement dated as of May 13, 1999 (the "Purchase Agreement"), Infocast Canada agreed to purchase and the shareholders of ACT, including Gerard and Faye, agreed to sell all of the common shares of ACT subject to certain terms and conditions;

                  AND WHEREAS pursuant to an escrow agreement made May 10, 1999, the closing of the Purchase Agreement was held in escrow, pending due diligence and the satisfaction of certain conditions;

                  AND WHEREAS the parties have been involved in a dispute concerning whether those certain terms and conditions have been met, along with other outstanding issues;

                  AND  WHEREAS  each  of  the  parties   hereto  have   expended
considerable time and effort to complete the terms of the Purchase Agreement;

                  AND WHEREAS ACT, particularly through the efforts of Gerard and Faye, in order to comply with the conditions set out in the Escrow Agreement, has substantially altered its business in efforts to complete the Purchase Agreement, and as a result has foregone other business opportunities;

                  AND WHEREAS the parties have agreed to settle their differences with regard to the Purchase Agreement without admission of liability on behalf of any of the parties, by implementing the provisions set out in this Settlement Agreement;

                  NOW THEREFORE in consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. The parties hereto acknowledge and agree that the Recitals are accurate and form part of this Agreement.

2. Forthwith upon the execution of these Minutes of Settlement by all parties, ACT, Gerard and Faye agree to return promptly, but in no event later than January 7, 2000, to Infocast Canada or as it may further direct, the assets and work in progress, as specifically set out in Schedule "A" attached hereto (the "Assets"). Infocast Canada and Infocast U.S. agree and acknowledge that ACT, Gerard and Faye may retain copies of and may continue to use and exploit the intellectual property it contributed to the Learning Management System, Digital Exchange Library and courseware production or conversion techniques.

3. Forthwith upon the execution of these Minutes of Settlement by all parties, Infocast shall provide a certified cheque made payable to ACT, in the principal sum of $100,000.00 as payment for the Assets and as re-reimbursement for expenses incurred by ACT, Gerard and Faye relating to the Purchase Agreement.

4. Forthwith upon the execution of these Minutes of Settlement by all parties, Infocast U.S. and Infocast Canada will deliver share certificates for an aggregate of 200,000 shares of Infocast U.S. (the "Settlement Shares"), as follows:

         (a) a share certificate for 100,000 shares of Infocast U.S., registered in the name of Gerard; and

         (b) a share certificate for 100,000 shares of Infocast U.S., registered in the name of Faye.

The parties acknowledge that the shares delivered to Gerard and Faye pursuant to the provisions of these Minutes of Settlement are to be registered in the United States and may be sold according to the provisions attached hereto as Schedule "B". The Settlement Shares, prior to any sale according to the provisions of Schedule "B", will be held by Weir & Foulds as escrow agent. In the event that the provisions of Schedule "B" are not fully complied with by any party with obligations and responsibilities thereunder (the "Defaulting Party"), then the parties acknowledge that the Release received by the Defaulting Party and exchanged under paragraph 5 of these Minutes of Settlement will have no further force or effect.

5. Forthwith upon execution of these Minutes of Settlement by all the parties, each of the parties hereto shall each execute and exchange Releases, the forms of which are attached hereto as Schedules "C" and "D" respectively.

6. Infocast Canada and Infocast U.S. herewith forgive the $140,000.00 Note dated March 25, 1999 (the "Note") payable by ACT. The Release referred to in paragraph 5 above from Infocast U.S. and Infocast Canada hereby includes a release with regard to any obligations under the Note, which Note is hereby forgiven in full, with no further payment obligations in any manner whatsoever owing from any of ACT, Gerard or Faye.

7. Each of the parties hereto agree to keep the terms of these Minutes of Settlement confidential and represent and warrant that on and after December 30, 1999, they shall not disclose such terms to any other party, other than to legal counsel, professional advisors, or as required by law, including, without limitation, the securities laws of any province of Canada, the Republic of Germany, or of the United States of America or the rules, regulations or policies of the NASDAQ Stock Market, the Frankfurt Stock Market or any other stock exchange or market where the shares of Infocast U.S. are listed or Infocast U.S. has applied for listing, and each acknowledges to the other that a breach of this confidentiality provision will entitle each of them and their affiliates to immediate injunctive relief.

8. With respect to the subject matter of this Settlement Agreement, it is agreed that this Settlement Agreement:

         (a) sets forth the entire agreement between the parties hereto relating to the settlement of all matters related to the Purchase Agreement and any persons who have in the past or who are now representing any of the parties hereto;

         (b) supersedes all prior understandings and communications between the parties hereto or any of them, oral or written; and

         (c) constitutes the entire agreement between the parties hereto.

Each party hereto acknowledges and represents that this Settlement Agreement is entered into after full investigation and that no party is relying upon any statement or representation made by any other which is not embodied hereto. Each party hereto acknowledges that he, she or it shall have no right to rely upon any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Settlement Agreement unless the same is in writing and executed by each of the parties hereto.

9. It is expressly agreed and understood that the executed copies of the Schedules attached hereto are subject to the terms of this Settlement Agreement and in particular, paragraph 5 herein.

10. It is agreed and understood that this Settlement Agreement may be executed by way of facsimile transmission and, further, may be executed in any number of counterparts and all such counterparts shall, for all purposes, constitute one agreement binding on the parties hereto, providing each party hereto has executed at least one counterpart, and shall be deemed to be an original notwithstanding that all parties are not signatory to the same counterpart.

                  DATED the 7th day of January, 2000.


SIGNED, SEALED AND DELIVERED         )        APPLIED COURSEWARE
                                     )         TECHNOLOGY INC.
                                     )
                                     )
                                     )        Per: /s/ Gerard Costello
                                     )             --------------------
/s/                                  )
---------------------------------    )        /s/ Gerard Costello
Witness                              )        -------------------------
                                     )        Gerard Costello
                                     )
/s/                                  )        /s/ Faye Costello
---------------------------------    )        -------------------------
Witness                              )        Faye Costello
                                     )
                                     )        /s/ Joseph Costello
/s/                                  )        -------------------------
---------------------------------    )        Joseph Costello
Witness                              )
                                     )
                                     )        INFOCAST CANADA CORPORATION
                                     )
                                     )
                                     )        Per: /s/
                                     )             --------------------
                                     )
                                     )        INFOCAST CORPORATION
                                     )
                                     )
                                     )        Per: /s/
                                     )             --------------------